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INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment to Registration Statement No. 333-105070 of Sierra Pacific Resources on Form S-3 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill), appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Reno, Nevada
August 12, 2003